UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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MVB Financial Corp.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2013

To the Shareholders:

The Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) will be held at 4035 Ridge Top Road, Fairfax, Virginia and at 113 Platinum Drive, Suite H, Bridgeport, West Virginia (MVB’s new Operations Center), at 5:30 p.m. on May 21, 2013. You may attend at either location. Video communications will link the two sites. This meeting is for the purposes of considering and voting upon proposals:

1.	To elect five directors for a three-year term, one director for a one-year term and two directors for a two-year term.

2.	To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.

3.	To approve a non-binding advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

4.	To approve the MVB Financial Corp. 2013 Stock Incentive Plan.

5.	To approve an amendment to the MVB Financial Corp. Articles of Incorporation to provide for an increase from 4,000,000 to 10,000,000 the number of authorized shares of common stock.

6.	To ratify the appointment of S.R. Snodgrass, A.C., as the independent registered accounting firm for MVB for the year 2013.

7.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on April 1, 2013, shall be entitled to notice of the meeting and to vote at the meeting. The approximate date on which this Proxy Statement and form of proxy are first sent or given to security holders is April 11, 2013.

By Order of the Board of Directors,

Larry F. Mazza
President and Chief Executive Officer

Please sign and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

April 11, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2013—THE NOTICE OF MEETING, THE PROXY STATEMENT, THE PROXY CARD AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2012, INCLUDED HEREIN, ARE ALSO AVAILABLE AT http://www.mvbbanking.com/2013-SH-Materials.html DIRECTIONS TO THE ANNUAL MEETING WHERE YOU MAY VOTE IN PERSON CAN BE FOUND ON http://www.mvbbanking.com/2013-SH-Materials.html.

[INTENTIONALLY LEFT BLANK]

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2013

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”, or the “Company”) to be held on May 21, 2013, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

The solicitation of proxies is made by the Board of Directors of MVB. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted “FOR” all of the proposals to be submitted to the vote of shareholders described in the Notice of Annual Meeting and this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

A shareholder executing the proxy may revoke it at any time before it is voted:

(a)	by notifying MVB representatives James R. Martin, Larry F. Mazza or Lisa J. Wanstreet in person;
(b)	by giving written notice to MVB. The revocation should be delivered to Lisa J. Wanstreet, Corporate Secretary, 301 Virginia Avenue, Fairmont, WV 26554;
(c)	by submitting to MVB a subsequently dated proxy; or
(d)	by attending the meeting and withdrawing the proxy before it is voted at the meeting.

The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or its subsidiary, MVB Bank, Inc. (the “Bank”) may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed April 1, 2013, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

As of the record date for the Annual Meeting, approximately 3,451,582 shares of the common stock of MVB, owned by approximately 1,140 shareholders, were issued and outstanding and entitled to vote. There are 4,000,000 shares authorized. The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities.”

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PURPOSES OF MEETING

1.	ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five to twenty five members to be elected annually. The Board has set 16 as the number of directors of MVB for the upcoming year. This is 2 less members than was proposed in 2012. This decrease is a result of several director retirements and a fewer number of director nominees selected to replace them.

Directors are elected by a plurality of the votes cast. Therefore, a vote withheld will not affect the outcome of the election. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

Management Nominees to the Board of MVB

The Articles of Incorporation provide for staggered terms for directors. Approximately one-third of the Directors are elected to a three-year term each year. The eight individuals identified below represent management nominees to the Board of Directors. Five will be elected for a three-year term, one will be elected for a one-year term and two will be elected for a two-year term. Following the election of the eight nominees, MVB will have three classes of directors. Two of the classes of directors will consist of five board members while the third class will include six board members. The term of office of the eight directors is indicated herein.

Directors	Age as of April 1, 2013	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years

David B. Alvarez	49	*	2015	President of MEC Construction, LLC

James J. Cava, Jr.	48	*	2014	Managing Member – Cava & Banko, PLLC, Certified Public Accountants

John W. Ebert	53	*	2015	President J.W. Ebert Corporation, a McDonald’s Restaurant franchisee

H. Edward Dean, III	44	2012	2016	December 2012 to present, President & CEO Potomac Mortgage Group, Inc., a wholly owned subsidiary of MVB Bank, Inc. July 2009 to December 2012, President & CEO Potomac Mortgage Group, Inc. July 2004 to June 2009 President & CEO Mason Mortgage, LLC.

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Directors	Age as of April 1, 2013	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years

James R. Martin	65	1999	2016	May 19, 2009-Chairman of Board and Director of MVB and Bank; January 1, 2009 to May 10, 2009 Vice Chairman of the Board and Director of MVB and Bank; previously President, CEO and Director of MVB and Bank

J. Christopher Pallotta	63	1999	2016	President-Bond Insurance Agency

Roger J. Turner	62	2005	2016	President-MVB; Executive Vice President, Commercial Lending, Bank

Samuel J. Warash	63	1999	2016	President- S.J. Warash, Inc. (real estate appraisal company)

* 2013 nominee; currently serves as member of MVB-Central, Inc. Board of Directors

Director Nominee Business Experience

David B. Alvarez - President of MEC Construction, LLC, a division of Shaft Drillers International. He has been involved in the construction business throughout the North Eastern United States natural gas fields for more than 20 years. Alvarez has founded numerous successful businesses in North Central West Virginia. He is a graduate of West Virginia University with a B.S. in Business Administration. He is extremely involved in various professional, educational and philanthropic activities throughout West Virginia, including serving as a member of the Board of Governors of West Virginia University. Mr. Alvarez was nominated because of his knowledge of the West Virginia markets, his knowledge of the construction industry and his community involvement.

James J. Cava, Jr. – Managing Member – Cava & Banko, PLLC, Certified Public Accountants. Mr. Cava has been involved in the West Virginia business community for over 25 years. He is very knowledgeable about the economic activities in the MVB market area. Mr. Cava has founded several successful business organizations. He is a graduate of Fairmont State University with a B.S. in Business Administration and American University with a Master’s degree in Taxation. Mr. Cava was nominated because of his knowledge of the West Virginia business community and his investment, financial and accounting expertise.

H. Edward Dean, III - President & CEO Potomac Mortgage Group, Inc., a wholly owned subsidiary of MVB Bank, Inc. He has been involved in the residential real estate mortgage business since 1996 in the northern Virginia market area. Mr. Dean is very familiar with the entire mortgage loan process from origination, to implementing of operational processes to supervising the entire process. Mr. Dean was nominated because of his extensive knowledge of the mortgage loan process and his position as President and CEO of Potomac Mortgage Group, Inc. He is a 1991 graduate of West Virginia University with a B.S. in Accounting.

John W. Ebert – President of J.W. Ebert Corporation which owns 16 McDonald’s franchises in West Virginia and Maryland. He has over 20 years of retail experience. He is the Chairman of McDonald’s East Division Profit Team representing 5,000 restaurants. He is the former President of the Pittsburgh Region’s McDonald’s Owner/Operator Association. Mr. Ebert is a 1982 graduate of the University of Notre Dame with a B.S. in Accounting and began his career as a Certified Public Accountant for a national accounting firm. Mr. Ebert was nominated because of his knowledge of the North Central West Virginia market, his educational background and business expertise.

James R. Martin – Chair – MVB Financial Corp., MVB organizer, director and original CEO for 11 years. He has 38 years of experience in the banking industry in MVB’s North Central West Virginia market area. He began his career as a Certified Public Accountant at a national accounting firm specializing in audits of financial institutions. He is a graduate of University of Kentucky with a B.S. in Accounting. We have nominated Mr. Martin because of his extensive experience and expertise in managing financial institutions and his extensive knowledge of MVB’s operations.

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J. Christopher Pallotta – President – Bond Insurance Agency, MVB organizer and director. He has been involved in the insurance and related securities business in North Central West Virginia market area for 38 years. He is also the owner of other small businesses in the MVB market area. He is a life-long resident of North Central West Virginia and is active in community organizations. He is a graduate of Fairmont State University with a B.S. in Business Administration. Mr. Pallotta was nominated because, as a founding director of MVB, he has extensive knowledge of MVB and its operations, because of his knowledge of the market in North Central West Virginia and because of his experience and expertise in the areas of insurance and securities.

Roger J. Turner - MVB Director. He is President of MVB, Executive Vice President and Senior Commercial Lending Officer of MVB Bank, Inc. Mr. Turner has been involved in commercial lending throughout West Virginia for over 30 years. He is a graduate of Glenville State College with degrees in Marketing and Management. Mr. Turner was nominated due to his extremely valuable service to MVB Bank, Inc. and his knowledge of high quality commercial borrowers in West Virginia.

Samuel J. Warash – MVB organizer and Director. He is the founder and owner of S.J. Warash Co., Inc., a real estate appraisal consulting firm, for 36 years. His commercial and residential real estate appraisal services cover the North Central West Virginia market area. He is a past president of the West Virginia Chapter of the Appraisal Institute, 2005 and 2006. He is a graduate of Fairmont State University with a B.S. in Business Administration. As a founding director, Mr. Warash has in-depth knowledge of MVB and its operations. In addition, Mr. Warash has expertise in the areas of real estate and appraisals.

Management and Directors:

In addition to the nominees, the following are the remaining directors and the executive officers of MVB.

Directors	Age as of April 1, 2013	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years

Stephen R. Brooks	64	1999	2014	Attorney – Flaherty Sensabaugh & Bonasso PLLC

Joseph P. Cincinnati	48	2009	2015	Orthopedic Surgeon

Berniece D. Collis	58	2008	2014	Vice President – Minghini’s General Contractors, Inc.

Larry F. Mazza *	52	2005	2014	January 1, 2009, President & CEO – MVB and Bank; previously Chief Executive Officer-MVB Harrison, Inc.; Director –MVB and Bank

Dr. Saad Mossallati	64	1999	2014	Vascular Surgeon

Dr. Kelly R. Nelson	53	2005	2015	Physician

Nitesh S. Patel	49	1999	2014	Business Consultant; Previously President & Chief Executive Officer-D.N. American, Inc. (software development company)

Louis Spatafore	56	1999	2015	President & General Manager – Friendly Furniture Galleries, Inc.

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Executive Officers of MVB Bank, Inc. (Non-Nominees):

David A. Jones	50	2005	Sr. Vice President; Chief Credit and Risk Officer. Previously Sr. Vice President, Chief Credit Officer

Donald T. Robinson	38	2011	Chief Operating Officer; Previously Regional President – MVB; Partner with Hayden Harper; SVP and Commercial Regional Manager for Huntington National Bank

John T. Schirripa	50	2010	President – MVB-Central, Inc.; Previously Community President and Sr. Vice President – Huntington National Bank

Eric L. Tichenor	45	1999	Sr. Vice President and Cashier; Chief Financial Officer – MVB and Bank

*Mr. Mazza is also a member of the Board of Directors of Petroleum Development Corporation

Directors McKinney, Nossokoff, Toothman and Trent have elected to retire from the Board of Directors, accordingly no information is provided

There are no family relationships among the directors, director nominees or executive officers of MVB or the Bank.

Other than previously disclosed, no MVB Board member has been a member of the board of another public company during the past five years.

The Board of Directors of MVB and the Bank met twelve times during 2012. All directors attended 75% or more of the meetings of the Board of Directors and committees thereof held of which the director is a member, except for Director Patel, who attended 71% of the meetings.

In order to meet their responsibilities, directors are expected to attend board and committee meetings as well as the annual meeting of shareholders. All directors attended the 2012 Annual Meeting of Shareholders, except for Directors Cincinnati, Nelson and Patel.

Leadership Structure of the Board

The Board Chair, Vice Chair and President/CEO are three separate people. Throughout MVB’s history, this has been the leadership model. The President/CEO is responsible for the day-to-day operations and performance of MVB. The Chair and Vice Chair are involved in management of meetings and matters of governance and corporate oversight. The Chair and Vice Chair also focus on monitoring the effectiveness of the President/CEO in implementing MVB’s corporate strategy and ensuring that the Directors receive sufficient information, on a timely basis, to provide proper risk oversight.

A Governance Committee was established by MVB in December 2009. The Governance Committee’s responsibilities are defined in its Charter. The Committee, among many things, reviews the committees of the Board and membership thereof, evaluates compliance with the Director Education Policy, evaluates the current Board areas of expertise and monitors such to determine if an adjustment of Board membership is necessary. The Governance Committee will also provide oversight on issues relating to the governance and operations of MVB.

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The committee structure of MVB is such that the committees are responsible for and review the areas of greatest risk to MVB. Each is chaired by an independent director. Staff members are responsible to the Chairs of the committees for requested information necessary for proper committee functioning. The significant risk areas for a community banking organization include the evaluation of the quality of the loan portfolio, the interest rate sensitivity of the institution and the reliability of its financial statements. The related committees, the Loan Review Committee, the ALCO Committee and the Audit Committee, are described below.

The Board of MVB elected a Chief Risk Officer (CRO) whose responsibility is to evaluate the MVB enterprise risk, that being all areas of risk to MVB and serve as Chair of the Enterprise Risk Management Committee (ERM). The CRO presented an ERM Committee report to the Board twice during 2012. The ERM Committee expects to report to the full Board of Directors twice during 2013. Directors Martin, Mazza and Pallotta are members of the ERM Committee.

Committees of the Board

MVB or the Bank has a number of standing committees as described below.

Human Resources & Compensation Committee. Composed of David B. Alvarez, Stephen R. Brooks- Chair, Berniece D. Collis, Kelly R. Nelson, John B. Spadafore, Louis Spatafore and Michael F. Trent. The purpose of this Committee is to address issues related to staffing, compensation and related policy matters. This Committee also is responsible for administration of the 2003 MVB Financial Corp. Stock Incentive Plan. CEO Mazza is an ex-officio member of this Committee and makes suggestions, which the Committee evaluates and, if considered appropriate, acts on. Mr. Mazza makes no recommendations nor participates in any portion of the meetings relating to his own salary. The Committee reports the results from these meetings to the Board of Directors. The Committee met three times in 2012.

ALCO Committee. Composed of James J. Cava, James R. Martin, Larry F. Mazza, J. Christopher Pallotta- Chair, Roger J. Turner and Samuel J. Warash, as well as Executive officers David A Jones, Donald T. Robinson, John T. Schirripa and Eric L. Tichenor. The purpose of this committee is to review the performance of the investment portfolio and policies to investments, liquidity and asset and liability management. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2012.

Loan Review Committee. Composed of David A. Jones, Larry F. Mazza, G. Warren Mickey, Leonard W. Nossokoff, J. Christopher Pallotta, Richard L. Toothman and Samuel J. Warash- Chair. The purpose of this Committee is to evaluate the adequacy of the Allowance for Loan Losses, review loans and groups of loans for risks and evaluate policies related to the Allowance for Loan Losses as necessary. The Committee reports the results from these meetings to the Board of Directors. The Committee met four times in 2012.

Governance Committee. Composed of John W. Ebert, G. Warren Mickey, Kelly R. Nelson- Chair, Leonard W. Nossokoff and Nitesh S. Patel. Chairman Martin and CEO Mazza are ex-officio members of this Committee. The purpose of the Committee is to maintain an appropriate board and committee structure by assessing skills and background to effectively staff MVB boards and committees and developing and updating governance and ethics policies for MVB. The Committee reports the results from these meetings to the Board of Directors. The Committee met ten times in 2012.

Audit Committee. Composed of James J. Cava, Jr., John W. Ebert, Christine B. Ielapi, Kenneth F. Lowe, III, Louis Spatafore- Chair, and Michael F. Trent. The purpose is to review the results of the internal and external audits, Reports of Examination from regulatory authorities and discuss the financial statements with management and external auditors and to report such to the Board of Directors.

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The Audit Committee of MVB does not include an individual who is considered to be an audit committee financial expert. This is true for the entire Board of Directors as well, because no one meets the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for an audit committee financial expert. In the small community market area of MVB, individuals meeting the required credentials under the Act are very rare. All members of the Board of Directors are successful business owners and have knowledge of the requirements to run such a successful business. The directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in insuring proper supervision, evaluation and reporting of MVB activities.

The Audit Committee met four times in 2012. The Committee meets with representatives Conley CPA Group, PLLC, who are responsible for the internal audit function of MVB and S.R. Snodgrass, A.C., who are responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of the Bank or MVB. During these meetings, the active management of the Bank or MVB, including CEO Mazza and CFO Tichenor, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Directors Martin, Mazza and Turner, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Directors Martin, Mazza and Turner and none of their immediate family members are or have for the past three years been executive officers of MVB or Bank. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Directors Martin, Mazza and Turner are “independent directors,” as that term is defined in Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority. The Board of Directors of MVB has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the 2012 Proxy Statement as required by the Securities and Exchange Commission.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2012, with management. The Audit Committee has also discussed the audited financial statements with S.R. Snodgrass, A.C., MVB’s independent accountants, as well as the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence) and has discussed with S.R. Snodgrass, A.C., the independent accountants’ independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,
James J. Cava, Jr.	Kenneth F. Lowe, III
John W. Ebert	Louis Spatafore
Christine B. Ielapi	Michael F. Trent

March 11, 2013

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

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Nominating Committee. The Board of Directors has not established a formal nominating committee as the entire Board serves in this capacity. The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare. Because the full Board of Directors serves the function of the nominating committee, not all directors are independent.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.
•	Directors should have excellent personal and professional reputations in MVB’s market area.
•	Directors should be accomplished in their professions or careers.
•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and the Bank and to serve on Board committees.
•	The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.
•	Because the directors of MVB may also serve as directors of the Bank, a majority of directors must be residents of West Virginia, as required by state banking law.
•	Directors must be acceptable to MVB’s and the Bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.
•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws of MVB and share ownership guidelines as established by MVB.
•	Directors must be at least 21 years of age. The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Board of Directors considers in the identification and selection of director nominees. We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Board of Directors focuses on skills, expertise or background that would complement the existing board, recognizing that MVB’s businesses and operations are regional in nature. Our directors are or have been residents of North Central West Virginia and of the Eastern Panhandle of West Virginia/ Northern Virginia, our primary two markets. Our directors come from diverse backgrounds including the financial, industrial, professional and retail areas and information technology.

The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Board of Directors considers the directors’ overall service to MVB or the Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and the Bank. The Board of Directors also reviews the payment history of loans, if any, made to such directors by the Bank to ensure that the directors are not chronically delinquent and in default. The Board considers whether any transactions between the directors and the Bank have been criticized by any banking regulatory agency or the Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Board of Directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and chooses a candidate by majority vote.

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The Board of Directors will consider director candidates recommended by stockholders for nomination by the Board of Directors, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations for director to the shareholders. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);
•	Principal occupation of nominee(s);
•	Total shares to be voted for each nominee;
•	Name and address of notifying shareholder; and
•	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors or directors of MVB subsidiaries and are included as nominees in this Proxy Statement. No shareholder recommendations or nominations have been made.

Executive Compensation

The following information is prepared based on positions as of December 31, 2012. All compensation is paid by Bank. The following table summarizes compensation paid to executive officers and other highly paid individuals for the periods indicated.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in actuarial present value of MVB defined benefit pension plan	All Other Compensation ($) (1)	Total ($)
Larry F. Mazza	2012	$285.000	None	$43,000	$81,306	$23,397	$432,703
President & CEO	2011	$240,000	$ 731	None	$68,761	$18,713	$328,205
Roger J. Turner	2012	$220,000	None	$12,900	$98,058	$14,659	$345,617
President – MVBFC	2011	$215,000	$ 731	None	$92,385	$18,713	$319,903
Donald T. Robinson	2012	$185,000	None	$37,800	$20,516	$ 4,768	$248,084
Chief Operating Officer	*2011	$127,931	$ 431	-	-	$ 569	$128,931
Sandra D. Kokoska	2012	$320,193	None	$12,450	$63,840	$ 3,975	$400,458
SVP – Mortgage Sales Mgr	2011	264,413	$12,935	None	None	$ 5,194	$282,541

* Mr. Robinson was hired August 11, 2011; disclosure was not required in 2011.

(1) This includes director fees of $15,450 and $6,900 for Messrs. Mazza and Turner respectively for 2012 and $12,000 and $4,500, respectively for 2011.

Except for the MVB Bank, Inc. Annual Performance Compensation Plan, which applies to all employees, MVB does not provide Stock Awards, Non-Equity Incentive Plan Compensation or Non-Qualified Deferred Compensation Earnings to its officers or directors.

The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting, retaining and motivating able executives, managers and other key employees. The 2003 MVB Financial Corp. Stock Incentive Plan provides that the Human Resources & Compensation Committee appointed by the Board of Directors of MVB have the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program. During 2011, the Human Resources & Compensation Committee granted eight awards totaling 10,500 at an exercise price of $22.50 per share. The expense to be recognized with the awards will be amortized over five years, beginning in 2012. During 2012, the Human Resources & Compensation Committee granted eleven awards, totaling 79,500 shares at exercise prices of $22.00 and $24.00 per share. The expense to be recognized with the awards will be amortized over five years, beginning in 2013.

The following tables summarize the outstanding equity awards at fiscal year-end, December 31, 2012.

Outstanding Equity Awards of Fiscal Year-End
Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Larry F. Mazza	49,500	None	None	$14.55	10-01-15
	13,200	19,800	None	$18.18	01-01-20
	None	25,000	None	$24.00	12-31-22
Roger J. Turner	22,000	None	None	$14.55	10-01-15
	8,800	13,200	None	$18.18	01-01-20
	None	7,500	None	$24.00	12-31-22
Donald T. Robinson	None	10,000	None	$22.00	01-01-22
	None	7,500	None	$24.00	12-31-22
Sandra D. Kokoska	None	5,000	None	$22.00	01-01-22

MVB does not provide Stock Award Plans for employees.

MVB provides a defined benefit retirement plan for all qualifying employees. They must have completed one year of service and be older than 21 years of age. There is a five-year requirement for full vesting. The plan provides for benefits based on the highest five consecutive years of earnings; times 2%; times years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner.

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Employment Agreements and Change in Control

MVB and the Bank have employment contracts with Messers Mazza, Turner, Robinson and Ms. Kokoska. The general terms of these contracts are described below:

Under the terms of the contract with Mr. Mazza, effective January 1, 2010, he serves as Chief Executive Officer of MVB and the Bank. The term of Mr. Mazza’s contract is for one year. The agreement automatically renews for an additional one year on January 1 of each year unless written notice of non-renewal of the agreement is provided no later than December 1 of each year. The base salary is $285,000, effective January 1, 2012 and is subject to adjustment annually by the Board of Directors. If terminated without cause, Mr. Mazza shall receive an amount equal to that payable under the Agreement over a period of twelve months and such benefits as provided at the time of termination. If terminated as a result of the legal disability, Mr. Mazza shall be entitled to receive benefits under MVB’s long-term disability policy. Mr. Mazza, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. If terminated under a change in control of MVB or the Bank, Mr. Mazza would be entitled to receive compensation equal to that payable under the Agreement for a period of 12 months.

Mr. Turner’s contract is for a one-year term, effective January 1, 2010. The agreement automatically renews for an additional year on January 1 of each year, unless written notice of non-renewal of the agreement is provided no later than December 1 of each year. If at the end of any contract year, Mr. Turner wishes to extend his employment on a part-time basis, the contract provides the basis for such part-time work. The base salary is $220,000, effective January 1, 2012 and is subject to adjustment annually by the Board of Directors. If terminated without cause, Mr. Turner shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination. If terminated as a result of the legal disability, Mr. Turner shall be entitled to receive benefits under MVB’s long-term disability policy. Turner, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits. If terminated under a change in control of MVB or the Bank, Mr. Turner would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Mr. Robinson’s contract is for a one-year term, effective April 18, 2011.  The agreement automatically renews for an additional year on the anniversary date of each year for an additional one year.  For the purposes of determining the anniversary date of this Agreement December 31 of each year will be used.   Written notification of non-renewal must be provided no later than December 1 of each year.  The base salary is $185,000, effective January 1, 2012 and is subject to adjustment annually by the Board of Directors.  If terminated without cause, Mr. Robinson shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination.  If terminated as a result of the legal disability, Mr. Robinson shall be entitled to receive benefits under MVB’s long-term disability policy.  Robinson, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits.  If terminated under a change in control of MVB or the Bank, Mr. Robinson would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

Mrs. Kokoska’s contract is for a one-year term, effective April 18, 2011.  The agreement automatically renews for an additional year on the anniversary date of each year for an additional one year.  For the purposes of determining the anniversary date of this Agreement December 31 of each year will be used.   Written notification of non-renewal must be provided no later than December 1 of each year.  The salary for 2012 was $320,193 ($50,000 + commission for 2012) and is subject to adjustment annually by the Board of Directors.  If terminated without cause, Mrs. Kokoska shall receive an amount equal to that payable under the agreement over a period of twelve months and such benefits as provided at the time of termination.  If terminated as a result of the legal disability, Mrs. Kokoska shall be entitled to receive benefits under MVB’s long-term disability policy.  Kokoska, for the remaining term of the agreement, shall be entitled to receive an amount equal to the remaining term of the agreement less the long-term disability benefits.  If terminated under a change in control of MVB or the Bank, Mrs. Kokoska would be entitled to receive compensation equal to that payable under the Agreement for a period of twelve months.

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The foregoing descriptions apply to agreements entered into by MVB with the Executive Officers named in the Summary Compensation Table above, or “Named Executive Officers.” In addition to these employment agreements, MVB and the Bank have entered into a number of employment agreements with other employees. One of these employment agreements is an agreement dated as of December 20, 2012, with H. Edward Dean, III. Mr. Dean became employed as President and Chief Executive Officer of Potomac Mortgage Group, LLC (“PMG”), a mortgage company acquired by MVB in December of 2012. This agreement provides that Mr. Dean will serve as president and chief executive officer of PMG and will be nominated to serve on the board of directors of MVB. The agreement has a primary term of five years, which may be extended by Mr. Dean, at his option, for successive terms of up to three years. Mr. Dean’s base compensation under the agreement is $500,000 per year, plus an earnout for a pre-tax income (excluding certain administrative expenses and other specific adjustments). Subject to certain exceptions, for each of the three fiscal years of the initial term of the agreement, Mr. Dean is eligible to receive 74% of 50% of PMG’s annual pre-tax income over $8 million, until the total PMG pre-tax income reaches $24,000,000. After the $24,000,000 in PMG earnings is reached, Mr. Dean will be entitled to receive 74% of 25% of PMG’s pre-tax income, subject to certain exceptions, for the remainder of the initial term. The agreement also provides for commissions payable to Mr. Dean for eligible loans over the term of the agreement which are originated by Mr. Dean. Generally, the commission is .80% per loan, except for construction loans and home equity lines of credit, for which the commission is .50%, subject to decreases to ensure a minimum return on home equity lines of credit. The agreement also provides for the issuance of options to purchase 5,000 shares, with vesting of 1,000 shares on each of the five anniversary dates after December 20, 2012. The agreement also provides for a monthly vehicle allowance of $1,500 and participation in employee benefit plans and executive compensation programs. If Mr. Dean’s employment is terminated without cause, or terminated by Mr. Dean for a good reason, as defined under the agreement (including after a change of control) Mr. Dean would be entitled to receive 18 month’s compensation, based on the average of the previous two years. In addition, all restrictions on company stock owned by Mr. Dean would be removed, and all stock options would immediately vest. MVB and the Bank would also provide payments for health insurance premiums for the maximum time provided for under the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, plus six months. These benefit payments will be in effect, regardless of the reasons for termination of employment. In addition, Mr. Dean or his family would be entitled to other employee benefits through the remaining term of the agreement. All commissions which were earned as of the date of termination would be paid in no later than 30 days after the closing of the applicable loan. If the agreement is terminated as a result of legal disability, Mr. Dean would be entitled to receive benefits under MVB’s long-term disability policy. The agreement also provides that, on termination without cause, or termination by Mr. Dean without good reason, as defined in the agreement, Mr. Dean will not compete with, or solicit customers or employees of MVB or PMG for a period of 18 months. Pursuant to the agreement, on December 31, 2012, MVB entered into an indemnification agreement with Mr. Dean, which provides for indemnification and advances in expenses and costs incurred by Mr. Dean in connection with claims, suits or proceedings arising as a result of his service with the Company, to the fullest extent permitted by law.

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Director Compensation

No compensation is paid for serving as a member of the Board of MVB. Members of the Board of Directors of the Bank receive a fee of $300 for each Board meeting attended and a fee of $150 for each Committee meeting attended. To the extent a director fee is paid by a subsidiary, such fee is also included below. MVB-Central, Inc. and MVB-East, Inc. paid a fee of $300 per meeting attended. The table below provides detail information about non-executive director fees paid in 2012. All director compensation is paid in cash.

Name	2012 Director Compensation ($)	Name	2012 Director Compensation ($)
Stephen R. Brooks	$14,900	Leonard W. Nossokoff	$12,300
Joseph P. Cincinnati	10,600	J. Christopher Pallotta	16,300
Berniece D. Collis	15,200	Nitesh S. Patel	6,900
Harvey M. Havlichek	8,100	Louis W. Spatafore	13,800
James R. Martin	19,700	Richard L. Toothman	7,500
Barbara A. McKinney	6,900	Dr. Michael F. Trent	8,400
Dr. Saad Mossallati	8,850	Samuel J. Warash	9,950
Dr. Kelly R. Nelson	14,000

MVB does not provide Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings or any other compensation to directors.

Certain Transactions with Directors, Officers and Their Associates

MVB and the Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.

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Principal Holders of Voting Securities

As of March 1, 2013, there are no shareholders that currently beneficially own or have the right to acquire shares that would result in ownership of more than 5% of MVB’s common stock.

Ownership of Securities By Directors, Nominees and Executive Officers

As of March 1, 2013, ownership by directors, nominees and executive officers in MVB was:

	Shares of Stock Beneficially Owned (1)	Percent of Ownership

David B. Alvarez**	86,778	2.64
Stephen R. Brooks	17,912	.55
James J. Cava, Jr.**	41,870	1.28
Joseph P. Cincinnati	39,589	1.21
Berniece Collis	9,094	.28
H. Edward Dean**	91,583	2.79
John W. Ebert**	19,410	.59
James R. Martin	59,212	1.80
Larry F. Mazza	123,437	3.76
Barbara A. McKinney*	6,119	.19
Dr. Saad Mossallati	146,950	4.48
Dr. Kelly R. Nelson	21,516	.66
Leonard W. Nossokoff*	94,147	2.87
J. Christopher Pallotta	53,909	1.64
Nitesh S. Patel	73,134	2.23
Louis W. Spatafore	14,221	.43
Richard L. Toothman*	15,053	.46
Dr. Michael F. Trent*	20,707	.63
Roger J. Turner	47,872	1.46
Samuel J. Warash	21,845	.67
David A. Jones	23,155	.71
Donald T. Robinson	8,428	.26
John T. Schirripa	20,811	.63
Eric L. Tichenor	12,657	.39
TOTAL	1,069,409	32.58%

* Indicates director has elected to retire

** Indicates first time director nominee

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as amended, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

(2) Includes shares outstanding and 16,280, 22,171, 69,300, 2,000, 7,334, 7,480 and 35,200 shares which may be acquired by Jones, Martin, Mazza, Robinson, Schirripa, Tichenor and Turner, respectively, within 60 days through the exercise of options.

(3) The following MVB Directors and Executive Officers have MVB stock pledged to secure loans from MVB Bank, Inc: Director Brooks- 3,034 shares, Director Mossallati – 103,262 shares and CFO Tichenor – 1,000 shares. Each of the above loans was made in the normal course of business. All of these transactions were made substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. In each instance, the loan to value ratio of the loan was 70% or less.

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2.	NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recent legislation and rules promulgated by the SEC, the Company is providing shareholders with a non-binding advisory vote on compensation programs for our Named Executive Officers listed in the table entitled “Summary Compensation Table” (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the 2013 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is advisory in nature and therefore, is nonbinding. The Board of Directors and the Human Resources & Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. The number of votes cast “For” the approval of the compensation of the Named Executive Officers as discussed herein must exceed the number of votes cast “against” the proposal.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

3.            NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board of Directors believes that an annual vote for the non-binding advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote because it will allow us to obtain information on our shareholders’ views of the compensation of our named executive officers on a more consistent basis. Shareholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Shareholder Communications with the Board” in this Proxy Statement for information about communicating with the Board or its individual members.

The proxy card provides shareholders with the opportunity to choose among one of four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board of Director’s recommendation.

Although this advisory vote to the frequency of the “say on pay” vote is non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you select 1 YEAR for future non-binding advisory votes on executive compensation.

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4.            PROPOSAL TO APPROVE THE 2013 MVB FINANCIAL CORP. STOCK INCENTIVE PLAN

It is proposed that shareholders approve the 2013 MVB Financial Corp. Stock Incentive Plan (the “Incentive Plan”) at the Annual Meeting. The proposed Incentive Plan will replace MVB’s 2003 Stock Incentive Plan (the “2003 Plan”). The Incentive Plan was adopted by MVB’s Board of Directors on March 19, 2013, subject to the approval of MVB’s shareholders. When a quorum exists, the Incentive Plan will be approved if the votes cast at the Annual Meeting favoring the Incentive Plan exceed the votes cast opposing the Incentive Plan.

The following paragraphs summarize the purpose and certain of the provisions of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Exhibit A to this proxy statement. Capitalized terms used but not defined in the following summary have the meanings set forth in the Incentive Plan.

Summary of the Incentive Plan

The Board of Directors believes that the Incentive Plan will benefit MVB by (i) assisting in recruiting and retaining the services of individuals with ability and initiative, (ii) providing greater incentive for directors and employees, and (iii) associating the interests of directors and employees with those of MVB and its shareholders through opportunities for increased stock ownership.

A Committee consisting of outside directors will administer the Incentive Plan. The Committee may delegate its authority to administer the Incentive Plan to an officer of MVB. The Committee may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, however. As used in this summary, the term “Administrator” means the Committee and any delegate, as appropriate.

Employees and directors of MVB and its affiliates are eligible to participate in the Incentive Plan. The class of eligible personnel includes approximately 300 people. The Administrator will select the individuals who will participate in the Incentive Plan. The Administrator may, from time to time, grant stock options, stock purchase rights or stock awards to Participants.

Options granted under the Incentive Plan may be incentive stock options or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from MVB at the option price. The option price will be fixed by the Administrator at the time the option is granted, but in the case of an incentive stock option, the price cannot be less than the shares’ fair market value on the date of grant. The option price may be paid in cash, or, with the Administrator’s consent, with shares of Common Stock or a combination of cash and Common Stock.

Participants may also be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a Participant’s right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with MVB for a specified period or that MVB or the Participant achieves stated objectives.

The Incentive Plan provides that outstanding options will become exercisable and outstanding stock awards will be vested upon a change in control.

All awards made under the Incentive Plan will be evidenced by written agreements between MVB and the Participant. The Administrator will establish guidelines supplementing the provisions of the Incentive Plan to aid in the selection of Participants and to determine the amounts, timing, and other terms of awards.

A maximum of 1,100,000 shares of Common Stock, including 319,076 shares subject to options issued under the 2003 Plan, may be issued upon the exercise of options and stock awards. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards also may be adjusted by the Administrator to reflect such changes.

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No option or stock award may be granted under the Incentive Plan after May 20, 2023. The Board of Directors may, without further action by shareholders, terminate or suspend the Incentive Plan in whole or in part. The Board of Directors also may amend the Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Incentive Plan or changes the class of individuals who may be selected to participate in the Incentive Plan will become effective until it is approved by shareholders.

No grants under the Incentive Plan have been made. It is not possible at the present time to determine the benefits or amounts that will be received or allocated in the future under the Incentive Plan.

Federal Income Tax Consequences

MVB has been advised by counsel regarding the Federal income tax consequences of the Incentive Plan. No income is recognized by a Participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

Income generally is recognized on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant equals the fair market value of the Common Stock received on that date.

The employer (either MVB or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or the vesting of a stock award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an incentive stock option.

Equity Compensation Plan Information

The following table provides information about stock options outstanding and shares available for future awards under MVB’s equity compensation plans as of December 31, 2012.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	319,076	$15.63	220,911	(2)
Equity compensation plans not approved by security holders	—	—	—

(1)	This column contains information regarding employee stock options only; there are no warrants or stock appreciation rights outstanding.

(2)	All such shares are available under MVB’s 2003 Stock Incentive Plan, as amended, which provides for the grant of options to key employees of MVB.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of this proposal.

If the proposal to amend MVB’s articles of incorporation to increase the number of authorized shares of the Company’s Common Stock is not approved, the Incentive Plan will not be adopted.

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5.             PROPOSAL TO AMEND ARTICLES OF INCORPORATION

General

Under the proposal, the first paragraph of Article V of the company’s articles of incorporation would be amended to read as follows:

The amount of the total authorized capital stock of said corporation shall be eighteen million five hundred thousand dollars ($18,500,000), which shall be divided into ten million (10,000,000) shares of Common Stock with a value of $1.00 per share, and eight thousand five hundred (8,500) shares of Preferred Stock with a par value of $1,000 per share (“Preferred Stock”)

The other provisions of Article V would remain unchanged.

Under the company’s Amended Articles of Incorporation (the “Articles”), the company has authority to issue up to 4,000,000 shares of Common Stock and 8,500 preferred shares. If the shareholders adopt the proposed amendment to the Articles, the company will be authorized to issue up to 10,000,000 shares of common stock. As such, the increased number of shares of Common Stock would be available for issuance without further action by the company’s shareholders, except as may be required by applicable law.

Reasons for Adoption of the Proposed Amendment

The primary reason for the increased number of authorized shares of Common Stock is to allow the Board of Directors to issue additional shares for the Plan and the company’s Dividend Reinvestment Plan, for stock dividends or in the event that the Board determines that additional capital is necessary or desirable or in the event of an acquisition of a third party. Currently, the Board of Directors has no plan or requirement to issue additional shares of Common Stock, except with regard to the Incentive Plan and the Dividend Reinvestment Plan.

The Board believes that the proposed amendment to the Articles of Incorporation to authorize the issuance of additional shares of Common Stock is advisable and in the best interest of the company and the shareholders. The authorization of these shares would provide the company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The additional shares would enable the company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special meeting of shareholders to approve a contemplated issuance of shares. The Board believes that this will also help reduce costs because it will not have to seek additional shareholder approval to issue the shares unless it is required to obtain shareholder approval for the transaction under applicable law.

Potential Anti-Takeover Effect of the Amendment

The proposed amendment to the Articles could have certain anti-takeover effects with respect to the company. Specifically, the additional shares of Common could be issued so as to make it more difficult for a third party to acquire a majority of the company’s outstanding voting stock or otherwise effect a change of control in the company.

Subject to the exercise of its fiduciary duties to the company and its shareholders, the Board does not currently intend to issue any additional shares of common for any defensive or anti-takeover purposes or with features intended specifically to make any attempted acquisition of the company more difficult. Instead, the Board intends to issue additional shares of Common Stock only for the purpose of facilitating acquisitions, joint ventures, strategic alliances and capital-raising transactions, and for other corporate purposes which the Board determines to be in the best interest of the company and its shareholders. The issuance of additional shares of Common Stock in connection with these purposes could nonetheless have the effect of making an acquisition of the company more difficult.

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The Board of Directors unanimously recommends that shareholders vote “FOR” approval of this proposal.

The enclosed proxy will be voted “FOR” the proposed amendment to the Articles of Incorporation unless otherwise directed. The affirmative vote of a majority of the shares of Common Stock present at the meeting is required to adopt the proposed amendment to Article V of the Articles.

6.	RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The firm of S.R. Snodgrass, A.C. examined the financial statements of MVB for 2012 and 2011 and are being proposed to do so for 2013. The proxies will vote your proxy “For” ratification of the selection of S.R. Snodgrass, A.C. unless otherwise directed. Representatives of S.R. Snodgrass, A.C. will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement or respond to appropriate questions.

The following fees were billed by S.R. Snodgrass, A.C. as indicated:

	2012	2011

Audit Fees	$93,028	$84,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$93,028	$84,000

The Audit Committee has considered whether S.R. Snodgrass, A.C. has maintained its independence during the fiscal year-ended December 31, 2012. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2012 or 2011.

The Board of Directors unanimously recommends that you vote “For” such ratification.

7.	OTHER INFORMATION

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

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Legal Actions

Neither MVB nor MVB Bank, Inc. is currently involved in any legal action that is not of a routine nature.

Form 10-K Annual Report

Upon written request by any shareholder to Lisa J. Wanstreet, Corporate Secretary, MVB Financial Corp, 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of the Bank’s 2012 Annual Report on Form 10-K will be provided without charge.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2012, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, MVB Financial Corp. 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Shareholder Proposals for the 2014 Annual Meeting

Any shareholder who wishes to have a proposal placed before the 2014 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC’s proxy rules must submit the proposal to the Chief Executive Officer of MVB no later than December 13, 2013, to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2014, expected to be held May 20, 2014.

Annual Report

MVB’s 2012 Annual Report to Shareholders is being made available electronically at http://www.mvbbanking.com/2013-SH-Materials.html on the record date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Larry F. Mazza
President and Chief Executive Officer

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Exhibit A

MVB FINANCIAL CORP.

2013 STOCK INCENTIVE PLAN

SECTION 1

Statement of Purpose

1.1             The MVB Financial Corp. 2013 Stock Incentive Plan (the "Plan") has been established by MVB Financial Corp. (the "Company") to become effective at the Effective Time as defined herein in order to enhance shareholder value by:

(a)             Attracting and retaining well qualified directors and executive, managerial and other employees;

(b)             Motivating participating directors and employees, by means of appropriate incentives, to achieve long-range goals;

(c)             Providing incentive compensation opportunities that are competitive with those of other similarly situated banking institutions; and

(d)             Connecting a Participant's interests with those of the Company's other stockholders through compensation based on the Company's capital stock thereby promoting the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

SECTION 2

Definitions

2.1             Unless the context indicates otherwise, the following terms shall have the meaning set forth below opposite each respective term:

(a              Acquiring Corporation. The term "Acquiring Corporation" means the surviving, continuing successor or purchasing corporation in an acquisition or merger with the Company in which the Company is not the surviving corporation.

(b)             Award. The term "Award" means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Merit Awards and Stock acquired through purchase under Section 7.

(c)             Board. The term "Board" means the Board of Directors of the Company acting as such but shall not include the Committee or other committees of the Board acting on behalf of the Board.

(d)             Cause. The term "Cause" means (a) the continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

(e)             Change in Control. A "Change in Control" shall be deemed to have occurred (a) upon the approval of the Board (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Stock immediately prior to the merger will have more than 50% of the ownership of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (3) adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) when any person, other than a Significant Stockholder, or any subsidiary of the Company or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the beneficial owner, directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would be payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Similar rules shall apply to the extent any Change in Control would extend or modify Section 409A Deferred Compensation or would accelerate or defer vesting of Section 409A Deferred Compensation and such change would constitute an impermissible acceleration or deferral of compensation within the meaning of Section 409A.

(f)             Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g)             Committee. The term "Committee" means the committee of the Board selected in accordance with the provisions of Subsection 4.2.

(h)             Company. The term "Company" means MVB Financial Corp., a West Virginia corporation.

(i)             Date of Termination. A Participant's "Date of Termination" shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that for purposes of this Plan only, a Participant's employment shall not be deemed to be terminated by reason of a transfer of the Participant between the Company and a Related Company (included Employers) or between two Related Companies (including Employers); and further provided that a Participant's employment shall not be considered terminated by reason of the Participant's leave of absence from an Employer or a Related Company that is approved in advance by the Participant's Employer.

(j)             Disability or Disabled. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" or be “Disabled”if either:

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(a)             the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)             the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

(k)             Effective Date. The term "Effective Date" means the date on which the shareholders of the Company approve the Plan.

(l)              Employee. The term "Employee" means a person with an employment relationship with an Employer.

(m)             Employer. The Company and any Subsidiary which, with the consent of Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the "Employers" and individually as an "Employer".

(n)             Exercise Price. The term "Exercise Price" means, with respect to each share of Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) of the Stock on the date the Option is granted.

(o)             Fair Market Value. The term "Fair Market Value" means with respect to each share of stock, the value as determined in good faith by the Committee, which determination shall be deemed to be conclusive.

(p)             Immediate Family. With respect to a Participant, the term "Immediate Family" means, whether through consanguinity or adoptive relationships, the Participant's spouse, children, stepchildren, siblings and grandchildren.

(q)             Incentive Stock Option. The term "Incentive Stock Option" means any Incentive Stock Option granted under the Plan.

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(r)             Merit Award. The term "Merit Award" means any Merit Award granted under the Plan.

(s)             Non-Qualified Stock Option. The term "Non-qualified Stock Option" means any Non-Qualified Stock Option granted under the Plan.

(t)             Option. The term "Option" means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(u)             Outside Director. The term "Outside Director" means a person who qualifies as such under Section 162(m) of the Code.

(v)             Participant. The term "Participant" means a member of the Board of Directors of the Company or any subsidiary or an Employee who has been granted an Award under the Plan.

(w)             Plan. The term "Plan" shall mean the MVB Financial Corp. 2003 Stock Incentive Plan as the same may be from time to time amended or revised.

(x)             Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of an Employer or a Related Company that is intended to be qualified under Section 401(a) of the Code.

(y)             Related Companies. The term "Related Companies" means any Significant Stockholder and any companies controlled by such Significant Stockholder; Subsidiaries; and any other company during any period in which it is a Subsidiary or a division of the Company, including any entity acquired by, or merged with or into, the Company or a Subsidiary.

(z)             Retirement. "Retirement" of a Participant means the occurrence of a Participant's Date of Termination under circumstances that constitute such Participant's retirement at normal or early retirement age under the terms of the Qualified Retirement Plan of Participant's Employer that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant's Employer.

(aa)             Section 409A means Section 409A of the Code.

(bb)             Section 409A Deferred Compensation means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(cc)             Significant Stockholder. The term "Significant Stockholder" means any shareholder of the Company who, immediately prior to the Effective Date, owned more than 5% of the capital stock of the Company.

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(dd)             Stock. The term "Stock" means the shares of capital stock of the Company, $1.00 par value per share.

(ee)             Subsidiary. The term "Subsidiary" means any future subsidiary corporation of the Company within the meaning of the Code Section 424(f).

(ff)             Ten Percent Stockholder. The term “Ten Percent Stockholder” means any recipient of an Award pursuant to this Plan who, at the time of such Award owns, directly or indirectly, by virtue of the ownership attribution provisions of Section 424(d) of the Code more than 10 percent of the total combined voting power of all classes of the capital stock of the Company.

(gg)             Tax Date. The term "Tax Date" means the date a withholding tax obligation arises with respect to an Award.

SECTION 3

Eligibility

3.1             Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, the members of the Board of Directors of the Company or a subsidiary and Employees who will be granted one or more Awards under the Plan. Incentive Stock Options may only be granted to Employees of the Company or a subsidiary.

SECTION 4

Operation and Administration

4.1             The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided, however, that no Incentive Stock Option may be granted under the Plan after May 20, 2023.

4.2             The Plan shall be administered by the Committee which shall consist of two or more members of the Board who are Outside Directors. Plenary authority to manage and control the operation and administration of the Plan shall be vested in the Committee, which authority shall include, but shall not be limited to:

(a)             Subject to the provisions of the Plan, the authority and discretion to select persons to receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms and conditions, and other provisions of such Awards, including without limitation whether Shares subject to an Award shall be subject to a right of first refusal as referred to in Section 5.3 below. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

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(b)             The authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award, in each case, in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

4.3             Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.

4.4             The Committee may only act at a meeting by unanimity if comprised of two members, and otherwise by a majority of its members. Any action of the Committee may be taken without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

4.5             No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or gross misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy, contract with the indemnitee or the Company's Articles of Incorporation or By-laws.

SECTION 5

Shares Available Under the Plan

5.1             The shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 10, the total number of shares of Stock available for grant of Awards, including Awards granted under the MVB Financial Corp. 2003 Stock Incentive Plan, shall not exceed one million, one hundred thousand (1,1000,000) shares of Stock. Except as otherwise provided herein, if any Award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purposes of the Plan. Any shares of Stock which are used as full or partial payment to the Company upon exercise of an Award shall also be available for purposes of the Plan.

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5.2             Shares of Stock issued by the Company pursuant to this Plan shall be free of any preemptive rights of stockholders of the Company, whether statutory or otherwise.

5.3             Shares of stock issued by the Company pursuant to this Plan may, at the discretion of the Committee, be issued subject to a right of first refusal on the part of the Company to purchase such shares in the event the Participant, or his or her heirs, successors, executors, administrators, or assigns should ever desire to sell, transfer, assign, pledge, or otherwise dispose of such shares, in whole or in part (“a Disposition”). In any such event, the Participant or such heir, executor, administrator, or assign (a “Disposing Participant”) shall notify the Company of such desire and the Company shall have, for a period of thirty (30) days following receipt of such notice, the right and option to purchase such shares upon the same terms and conditions and at the same price as the Disposing Participant proposes to dispose of such shares. If the Company desires to exercise its right and option, it shall so notify the Disposing Participant of such desire within said thirty (30) day period. In the event the proposed Disposition is for consideration other than cash, and the Company and the Disposing Participant cannot agree on the cash equivalent to be paid by the Company to the Disposing Participant, the Disposing Participant may dispose of the shares, but the shares shall remain subject to Company’s right of first refusal until such time as they are proposed to be disposed of for cash and the Company elects not to exercise its right of first refusal. Shares subject to a right of first refusal shall contain the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL HELD BY MVB FINANCIAL CORP. PURSUANT TO THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN. A COPY OF THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE CORPORATION.

SECTION 6

Options

6.1             The grant of an Option under this Section 6 entitles the Participant to purchase shares of Stock at an Exercise Price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, but subject to Sections 9 and 14, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. A Non-Qualified Option is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code.

6.2             The Committee shall designate the persons to whom options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, but only to the extent required by Section 422 of the Code.

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6.3             The determination and payment of the Exercise Price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

(a)             The Exercise Price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the Exercise Price per share be less than the Fair Market Value per share on the date of the grant (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value);

(b)             The full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

(c)             The Exercise Price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock (so valued) or through such cashless exercise arrangement as may be approved by the Committee and established by the Company.

6.4             Except as otherwise expressly provided in the Plan, the terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

6.5             The exercise period of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.

SECTION 7

Stock Purchase Program

7.1             The Committee may, from time to time, establish one or more programs under which Employees or members of the Board of Directors of the Company or any subsidiary will be permitted to purchase shares of Stock under the Plan, and shall designate the persons eligible to participant under such Stock purchase programs. The purchase price of shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 85% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Fair Market value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

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7.2             The Committee may impose such restrictions with respect to shares purchased under this Section 7, as the Committee, in its sole discretion, determines to be appropriate.

SECTION 8

Merit Awards

8.1             The Committee may from time to time make an Award of Stock under the Plan to selected Employees or members of the Board of Directors of the Company or any subsidiary for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award, if any, shall be fixed by the Committee from time to time, but it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.

SECTION 9

Termination of Employment

9.1             If a Participant's employment is terminated by the Participant's Employer for Cause or if the Participant's employment is terminated by the Participant without the written consent and approval of the Participant's Employer, all of the Participant's unvested Awards shall be immediately forfeited and exercisable Options shall be forfeited after 90 days from the Participant's Termination Date.

9.2             If a Participant's Date of Termination occurs by reason of death, Disability, or Retirement, all Options outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and shall be exercisable until one year from the Participant's Date of Termination and thereafter shall be forfeited if not exercised, and all restrictions on any Awards outstanding immediately prior to the Participant's Date of Termination shall immediately lapse. Options which are or become exercisable at the time of a Participant's death may be exercised by the Participant's designated beneficiary or, in the absence of such designation, by the person to whom the Participant's rights will pass by will or the laws of descent and distribution.

9.3             Options which are or become exercisable by reason of the Participant's employment being terminated by the Participant's Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant's Employer, shall be exercisable until 120 days from the Participant's Termination Date and shall thereafter be forfeited if not exercised.

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9.4             Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction (other than a Change in Control), a Participant's Employer ceases to be a Related Company (and the Participant's Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant's employment being terminated by the Participant's Employer for a reason other than Cause.

9.5             Notwithstanding the foregoing provisions of this Section 9, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award, or may extend the period during which any Options may be exercised, but shall not extend such period beyond the original expiration date set forth in the Award.

SECTION 10

Adjustments to Shares

10.1             If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (a) the number of shares of Stock available under the Plan, (b) the number of shares of Stock available under any individual or other limitations under the Plan, (c) the number of shares of Stock subject to outstanding Awards and (d) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

10.2             If the Committee determines that an adjustment in accordance with the provisions of Subsection 10.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

10.3             To the extent that any reorganization, merger, consolidation, or similar event or any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock hereunder is also accompanied by or related to a Change in Control, the adjustment hereunder shall be made prior to the acceleration contemplated by Section 14.

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SECTION 11

Transferability and Deferral of Awards

11.1             Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Committee may, subject to any restrictions under applicable laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Partnership comprised solely of members of the Participant's Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

11.2             The Committee may permit a Participant to elect to defer payment under an Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Award.

SECTION 12

Award Agreement

12.1             Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant's employment at any time for any reason, not withstanding the fact that the Participant's rights under this Plan may be negatively affected by such action.

SECTION 13

Tax Withholding

13.1             All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

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SECTION 14

Change in Control

14.1             After giving effect to the provisions of Section 10 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a)             All outstanding Options shall become fully exercisable and may be exercised at any time during the original term of the Option; and

(b)             All shares of Stock subject to Awards shall become fully vested and be distributed to the Participant.

SECTION 15

Mergers/Acquisitions

15.1             In the event of any merger or acquisition involving the Company and/or a Subsidiary of the Company and another entity which results in the Company being the survivor or the surviving direct or indirect parent corporation of the merged or acquired entity, the Committee may grant Awards under the provisions of the Plan in substitution for awards held by employees or former employees of such other entity under any plan of such entity immediately prior to such merger or acquisition upon such terms and conditions as the Committee, in its discretion, shall determine and as otherwise may be required by the Code to ensure such substitution is not treated as the grant of a new Award for tax or accounting purposes.

15.2             In the event of a merger or acquisition involving the Company in which the Company is not the surviving corporation, the Acquiring Corporation shall either assume the Company's rights and obligations under outstanding Awards or substitute awards under the Acquiring Corporation's plans, or if none, securities for such outstanding Awards, and without limiting Section 14, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Subsection 15.2 shall be conditioned upon the consummation of the merger or consolidation. Unless otherwise provided in the Plan or the Award, any Awards which are neither assumed by the Acquiring Corporation nor exercised on or prior to the date of the transaction shall terminate effective as of the effective date of the transaction.

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SECTION 16

Termination and Amendment

16.1            The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants, provided, however that any modification that may result from adjustments authorized by Section 10 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.

SECTION 17

COMPLIANCE WITH SECTION 409A

17.1             Awards Subject to Section 409A. The provisions of this Article shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Agreement applicable to such Award.

17.2             Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, U. S. Treasury Regulations promulgated pursuant to Section 409A (“Section 409A Regulations”) or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Administrator pursuant to an Award subject to Section 409A:

(a)             All Elections must be in writing and specify the amount (or an objective, nondiscretionary formula determining the amount) of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b)             All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A (and is based on a performance period of at least 12 consecutive months), then the Election may be made no later than six (6) months prior to the end of the performance period, provided that the Participant’s service is continuous from the later of the beginning of the performance period or the date on which the performance goals are established through the date such election is made and provided further that no election may be made after the compensation has become readily ascertainable (as provided by Section 409A Regulations).

(c)             Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 17.3.

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17.3             Subsequent Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a)             No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b)             Each subsequent Election related to a distribution in settlement of an Award not described in Section 17.4(b), 17.4(c) or 17.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)             No subsequent Election related to a distribution pursuant to Section 17.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

17.4             Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no distribution in settlement of an Award subject to Section 409A may commence earlier than:

(a)             The Participant’s separation from service (as defined by Section 409A Regulations);

(b)             The date the Participant becomes Disabled;

(c)             The Participant’s death;

(d)             A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Administrator upon the grant of an Award and set forth in the Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 17.2 and/or 17.3, as applicable;

(e)             A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

(f)             The occurrence of an Unforeseeable Emergency (as defined by Section 409A Regulations).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined by Section 409A Regulations) of the Company, no distribution pursuant to Section 17.4(a) in settlement of an Award subject to Section 409A may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’ death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

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17.5             Unforeseeable Emergency. The Administrator shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Administrator, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes or penalties reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum within 90 days of the occurrence of Unforeseeable Emergency and following the Administrator’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Administrator. The Administrator’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive and not subject to approval or appeal.

17.6             Disabled. The Administrator shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing within 90 days following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum within 90 days following the date the Participant becomes Disabled.

17.7             Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election, or, if the Participant has made no Election with respect to distributions upon death, in a lump sum, within 90 days following the Participant’s death and following receipt by the Administrator of satisfactory notice and confirmation of the Participant’s death.

17.8             No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan to any Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

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MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 21, 2013

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (“MVB”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Samuel J. Gallo, Joy A. Knight and Lisa J. Wanstreet, or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on April 01, 2013, at the Annual Meeting of Shareholders of MVB to be held at 113 Platinum Dr., Suite H, Bridgeport, WV 26330 and 4035 Ridge Top Rd. Fairfax, VA 22030, on May 21, 2013, at 5:30 p.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

1.	Election of Directors.

For the election of the eight persons listed below for the designated term:

David B. Alvarez (2 years)	James R. Martin (3 years)
James J. Cava, Jr. (1 year)	J. Christopher Pallotta (3 years)
John W. Ebert (2 years)	Roger J. Turner (3 years)
H. Edward Dean, III (3 years)	Samuel J. Warash (3 years)

☐ For all of the above listed nominees	☐ Do not vote for any of the above listed nominees

☐ For all of the above listed nominees except those for

whom I choose to withhold my vote as shown: __________________________

2.	A proposal to approve a non-binding advisory proposal on the compensation of the Named Executive Officers.

For ☐	Against ☐	Abstain ☐

3.	A proposal to approve a non-binding advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

1 year ☐	2 years ☐	3 years ☐	Abstain ☐

The Board of Directors recommends 1 year.

4.	A proposal to approve the MVB Financial Corp 2013 Stock Incentive Plan.

For ☐	Against ☐	Abstain ☐

5.	A proposal to approve an amendment to the MVB Financial Corp Articles of Incorporation to provide for an increase from 4,000,000 to 10,000,000 the number of authorized shares of common stock.

For ☐	Against ☐	Abstain ☐

6.	A proposal to ratify the appointment of S.R. Snodgrass, A.C., as the independent registered accounting firm for MVB for the year 2013.

For ☐	Against ☐	Abstain ☐

7.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted “FOR” the propositions listed above and described more fully in the Proxy Statement of MVB distributed in connection with this Annual Meeting. If any other business is presented at said meeting; this Proxy will be voted in accordance with the recommendations of management. If any shares are voted cumulatively for the election of directors, the persons named as proxies above, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees.

The Board of Directors recommends a vote “FOR” the listed propositions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated: ________________ 2013

Signature(s) of Shareholder(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title.

If more than one trustee, all should sign. All joint owners must sign.

RSVP:     I (we) will attend the Annual Meeting of MVB Shareholders at the following location:

113 Platinum Dr. Bridgeport, WV 26330	_____

4035 Ridge Top Rd., Fairfax, VA 22030	_____

Number to Attend:	_____